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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 29, 1995
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                                PAXAR Corporation
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             (Exact name of registrant as specified in its charter)

New York                              0-5610                     13-5670050
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(State or other jurisdiction       (Commission                (I.R.S. Employer
    of incorporation or            File Number)              Identification No.)
      organization)

275 North Middletown Road, Pearl River, New York                        10965
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(Address of principal executive offices)                              (Zip Code)

       Registrant's telephone number, including area code: (914) 735-9200
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          (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets.

         On June 29, 1995, Monarch Acquisition Corp. (the "Buyer"), a corporation in which Paxar Corporation (the "Company") owns a 49.5% interest, completed the acquisition of Monarch Marking Systems, Inc. and related companies ("Monarch") from Pitney Bowes Inc. and certain related companies ("Pitney Bowes"). The other owners of the Buyer are Odyssey Partners, L.P., which has a 49.5% interest in the Buyer, and Thomas Loemker, a Director of the Company, who has a 1% interest in the Buyer. The Buyer paid $127 million to Pitney Bowes in consideration for Monarch. The $127 million used to purchase Monarch was comprised of: (i) $30 million consisting of $15 million paid by each of the Company and Odyssey in consideration for their respective interests in the Buyer; (ii) $303,030 from Mr. Loemker in consideration for his interest; and
(iii) the balance of approximately $97 million of the purchase price plus approximately $3 million in acquisition costs from a private placement of the Buyer's debt securities. The holders of the aforementioned debt securities are without recourse to the Company, Odyssey or Mr. Loemker in the event of default by Buyer.

         Monarch is the leading manufacturer and marketer of marking equipment and supplies in the United States. Monarch also sells, directly and through distributors, marking equipment and supplies in 75 other countries around the world. Monarch manufactures, markets and distributes (i) tabletop label dispensers and handheld, mechanical labeling guns which print pressure-sensitive (i.e., adhesive-backed) price and other identification labels and affix them onto merchandise for retailers (collectively, "conventional labelers"), and (ii) electronic bar code printers ("bar code printers"), which are used in a wide range of retail and industrial applications, including inventory management and distribution systems. Monarch also manufactures and markets supplies used in both its conventional labelers and bar code printers and provides extensive service to its installed base of machines. The breadth of Monarch's machine, supplies and service offerings allows it to meet most of its customers' marking needs.

         At Closing, the Company and Odyssey executed a Stockholders' Agreement (the "Stockholders' Agreement"). The Stockholders' Agreement provides that the Buyer's Board of Directors shall be comprised of eight members, three of whom are designated by the Company ("Company Directors"), three of whom are designated by Odyssey ("Odyssey Directors"), with the remaining two Directors selected by a majority of the Company Directors and the Odyssey Directors. It is anticipated that Mr. Loemker will serve as Chairman of the Board of Directors and, until a suitable replacement can be obtained, as the initial chief executive officer of Monarch. The Company and Odyssey have agreed that Mr. Loemker will not be considered a director designated by either the Company or Odyssey. Substantially all significant corporate actions of the Buyer will require the approval of a majority of the Buyer's Board of Directors, including the affirmative vote of at least two of the Directors designated by the Company and at least two of the Directors designated by Odyssey.

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         The Stockholders' Agreement provides that during calendar year 1997 the
Company and Odyssey shall each have the single right to offer to sell all but not less than all of their respective shares of the Buyer to the other. If the parties are unable to agree upon the terms of sale for the shares offered, the offering party may place the Buyer up for sale.

         At anytime commencing January 1, 1998, independent of the rights set forth in the previous paragraph, the Company and Odyssey shall have the right, exercisable on one occasion each, to offer to sell all, but not less than all, of their respective shares of the Buyer to the other. The Stockholders' Agreement provides that the terms of sale of the shares shall be established by up to three different appraisers, if necessary. If the parties are unable to agree upon the terms of the sale of the shares offered, the Buyer must be placed up for sale.

         On one occasion on or after July 1, 1999, the Company shall have the right to purchase all but not less than all of Odyssey's shares of the Buyer. The Stockholders' Agreement provides that the terms of the Company's offer to buy Odyssey's shares shall be established by up to three different appraisers if necessary. If the Company does not agree with the final appraised value, the Buyer must be placed up for sale.

         Any sale of the Buyer pursuant to the aforementioned conditions shall take place under the direction of the Board of Directors. Neither the Company nor Odyssey shall have the right to acquire Buyer if it is so placed up for sale without the consent of the other.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements of Business Acquired. It is impracticable for the Registrant to file the financial information of the business acquired hereunder at this time and such information will be filed by amendment to this Form 8-K within sixty days from the date hereof.

         (b) Pro-forma Financial Information. It is impracticable for the Registrant to file the pro-forma financial information required hereunder at this time and such information will be filed by amendment to this Form 8-K within sixty days from the date hereof.

         (c) Exhibits.

             2.1 Omnibus Purchase and Sale Agreement dated June 6, 1995 by and between Pitney Bowes Inc., Monarch Marking Systems, Inc., Pitney Bowes Marking Systems Ltd., Pitney Bowes International Holdings Inc., Pitney Bowes France S.A. and Monarch Acquisition Corp. Exhibits and Schedules to this Agreement have been omitted, but will be furnished supplementally by the Registrant to the Commission upon request.

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            10.1  Stockholders' Agreement dated June 29, 1995 among Monarch
                  Acquisition Corp., Paxar Corporation and Odyssey Partners,
                  L.P.

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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             PAXAR Corporation

                                             Registrant



Dated: July 13, 1995                         By: /s/ Jack R. Plaxe
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                                                Jack R. Plaxe, Vice
                                                President and Chief
                                                Financial Officer

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                                EXHIBIT INDEX


             2.1 Omnibus Purchase and Sale Agreement dated June 6, 1995 by and between Pitney Bowes Inc., Monarch Marking Systems, Inc., Pitney Bowes Marking Systems Ltd., Pitney Bowes International Holdings Inc., Pitney Bowes France S.A. and Monarch Acquisition Corp. Exhibits and Schedules to this Agreement have been omitted.

            10.1 Stockholders' Agreement dated June 29, 1995 among Monarch Acquisition Corp., Paxar Corporation and Odyssey Partners, L.P.